UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 29, 2023

Alpine 4 Holdings, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-40913	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYER IDENTIFICATION NO.)
2525 E Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
(ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ALPP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

Headline: Alpine 4 Holdings, Inc. (ALPP) CEO, Kent Wilson, Addresses Current Market Conditions and Declining Share Price

Dear Valued Shareholders,

I want to address the steady decline of our share price, share my thoughts on how we are approaching this challenge, and discuss further the new era that is upon us.

Before I begin, allow me to express my gratitude for your support in Alpine 4 Holdings. The journey of our company has been marked by both successes and challenges, and it's during these times that the strength of our collective ingenuity and perseverance truly shines through. It is our strength and perseverance that guided the comments in my Q2 shareholder letter: "A new era has begun at Alpine 4." Today, it's time to delve into what that statement truly entails and how our journey thus far illuminates the path ahead.

The Crucible of Change: 2022 to Mid-2023

The period from 2022 through the first half of 2023 was, to put it mildly, a crucible of change. We faced lingering supply chain disruptions, volatile market conditions, and even settled a major lawsuit that had been looming over us. Additionally, we saw changes in the Chairmanship of our board and transitioned from a small regional auditing firm to one of the top 5 auditing firms globally.

Overcoming these challenges was what I was referring to when I said that a new era had begun at Alpine 4. None of these milestones were easy to achieve, yet they were all essential. They have fortified our corporate foundation and positioned us for a future defined not just by survival but by unprecedented success.

Declining Share Price

It is no secret that market conditions, amongst other factors, have led to a decrease in our share price. Switching auditors, having to file amended and restated 10Q and 10K for 2021 and 2022, delayed filings, and other missed proclamations have contributed to a lack of investor confidence. Further, like many other micro and nano cap companies, we are dealing with algorithmic trading by bots, abusive short selling, and wholesale trading by market makers trading shares on the dark pool, all of which exasperate market conditions and lead to unhealthy trading of our stock. While this is concerning, Management has been steadfast in working towards solutions that can help make a difference. Historically, Alpine 4 has thrived by embracing change and adapting strategies to new realities, and this situation is no different.

Growth in the Right Places

At Alpine 4, we believe in nurturing the potential of our subsidiaries, and this philosophy extends to the decisions we make regarding the allocation of our financial resources, where historically, that has been to acquire new subsidiaries. However, for the foreseeable future, our capital disbursement strategy will be allocated towards newer and higher profit margin growth initiatives within our existing subsidiaries. Products sales, and research and development with our drones, solid-state batteries, new product lines at RCA Commercial, and leading-edge electronics manufacturing will be our primary focus. This targeted approach ensures that our resources are allocated where they can make the most significant impact. As we reinvest into our subsidiaries and these higher profit margin products, it is our belief our share price will reflect these accomplishments over time.

Operational Excellence

In overseeing a diverse portfolio of subsidiaries, we understand that the key to success lies in our ability to foster a culture of innovation, efficiency, and collaboration across all levels. We are committed to continually enhancing our operational processes, streamlining workflows, and optimizing resource allocation. In the past, we have had higher-than-average fixed expenses. This was primarily driven by three major factors: First, our acquisitions strategy over the past decade added millions of dollars in new fees from brokers, auditors, consultants, and other acquisition-related expenses. Second, our continuous investment back into our subsidiaries to enable them to grow beyond their historical performance takes years of training, advisement, talent acquisition, and other costly items that hit as an expense on our P&L Statement. Finally, the building of infrastructure at Alpine 4, with new executives, auditors, financial advisors, and software such as NetSuite, has taken years to build. With that said, we are focused on cost efficiency and exploration in growth with the products we believe will have a positive impact on our share price. As we move beyond the five acquisitions completed in 2021, the switching of our auditors in 2022, and the integration of NetSuite within Alpine 4 and our subsidiaries in 2024, we anticipate that our fixed expenses will begin to drop as a percentage of revenue and subsequently, will reflect in the share price.

Dealing with Algorithmic Trading, Short Sale Abuse, and Wholesale / Dark Pool Trading

As the CEO of Alpine 4, I believe in the necessity for transparency and responsible practices to be upheld in the markets we trade in. Earlier this year, the management team and a few board members began engaging with consultants, law firms, and other entities to determine the likeliness of the manipulation of our stock price by abusive third parties, investors, or even trading bots.

Over the past year, wholesale vs. retail trading of our stock has become a subject of concern for us as well. While wholesale trading has its role in facilitating large transactions efficiently, it can be a potential disadvantage for retail investors by limiting their access to fair pricing and market information. We see this imbalance as going against the principles of an inclusive and transparent market, undermining the trust that is essential for healthy capital markets. Over the past 12 months, Management has discovered a disproportionate level of wholesale trading vs. retail trading with our current market makers.

Furthermore, short-sale abuse continues to be a pressing issue for us. While short selling can serve as a mechanism for price discovery and risk management, manipulative short sale practices can lead to distortions on how our stock trades, and we are not alone. These types of trading practices can erode confidence and hinder the growth potential of solid businesses. This is also something the company is facing that is having a severe effect on our stock price.

As previously stated, Management believes it has discovered large volumes of algorithmic trading over the past 12 months. This algorithmic trading is driven by complex mathematical models, executed at lightning speed, and can amplify market volatility. The speed and volume at which these trades occur can disrupt the balance between supply and demand, causing unintended disruptions in our stock price and can negatively impact investors.

We advocate for measures that promote responsible trading practices, enhance transparency, and mitigate the negative impacts of these trading strategies. As part of our commitment to these values, the company recently engaged an industry expert to advise on alleviating these issues or, at the very least, minimizing their impact on our share price. While the action plan outlined will help ease the effects of the algorithmic bots, wholesale trading of our stock, and abusive short trading, it will take time to accomplish.

Our mission extends beyond just financial gains; it encompasses fostering an environment where ethical business practices can thrive. We believe that by addressing these concerns head-on and working collectively to implement meaningful changes, we can help create a more stable and equitable market for all participants investing and trading our stock. I assure you that we are working to address the immediate concerns and looking ahead to position Alpine 4 for success in the long run. This journey requires resilience, patience, and the support of shareholders like you who believe in our mission.

In closing, the epilogue of Alpine 4 is one of overcoming adversity and emerging stronger. As we navigate these challenges, let's be mindful of the progress we have achieved over the past decade and focus on the opportunities that lay ahead. Your continued trust in our company and its potential fuels our determination to succeed!

Sincerely,

Kent Wilson
CEO / President / Co-Founder

About Alpine 4 Holdings: Alpine 4 Holdings, Inc. is a Nasdaq traded Holding Company (trading symbol: ALPP) that acquires business, wholly, that fit under one of several portfolios: Aerospace, Defense Services, Technology, Manufacturing or Construction Services as either a Driver, Stabilizer or Facilitator from Alpine 4's disruptive DSF business model. Alpine 4 works to vertically integrate the various subsidiaries with one another even if from different industries. Alpine 4 understands the nature of how technology and innovation can accentuate a business, focusing on how the adaptation of new technologies, even in brick-and-mortar businesses, can drive innovation. Alpine 4 also believes that its holdings should benefit synergistically from each other, have the ability to collaborate across varying industries, spawn new ideas, and create fertile ground for competitive advantages.

Four principles at the core of our business are Synergy. Innovation. Drive. Excellence. At Alpine 4, we believe synergistic innovation drives excellence. By anchoring these words to our combined experience and capabilities, we can aggressively pursue opportunities within and across vertical markets. We deliver solutions that not only drive industry standards, but also increase value for our shareholders.

Contact: Investor Relations

investorrelations@alpine4.com
www.alpine4.com

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Holdings, Inc.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: August 29, 2023